EXHIBIT 5



                                 May 2, 2000

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:    Registration Statement on Form S-8 Relating to the
                NeoMedia Technologies, Inc. 1998 Stock Option Plan (the "Plan")

Ladies and Gentlemen:

         As legal counsel for NeoMedia Technologies, Inc. a Delaware corporation (the "Company"), we are rendering this opinion in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended, of 1,329,900 shares of Common Stock, $.01 par value (the "Common Stock") subject to exercise under the NeoMedia Technologies, Inc. 1998 Stock Option Plan.

         We have examined such instruments, documents and records as we deemed relevant and necessary for the basis of our opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

         Based on such examination, we are of the opinion that the shares of Common Stock of the Company being registered pursuant to the Registration Statement are duly authorized shares of Common Stock which, when sold, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the use of our name wherever it appears in said Registration Statement.

         This opinion is to be used only in connection with the Plan and the issuance of the Common Stock while the Registration Statement is in effect.

                                                  Respectfully submitted,

                                                  /s/ Merrick & Klimek, P.C.
                                                  ---------------------------
                                                  MERRICK & KLIMEK, P.C.
MK/cs